UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 21, 2024

DIGITAL LOCATIONS, INC.
(Exact name of registrant as specified in its charter)

Nevada	000-54817	20-5451302
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

3700 State Street, Suite 350, Santa Santa Barbara, CA	93105
(Address of Principal Executive Offices)	(Zip Code)

(805) 456-7000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None.

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Item 1.02 Termination of a Material Definitive Agreement.

On August 21, 2024, Digital Locations, Inc. (the “Company”) sent notice terminating the existing sponsorship agreement, as amended (the “Agreement”) with The Florida International University Board of Trustees ( “FIU”), to conduct the work related to the project entitled “Direct Phone to Satellite Communication.” The Company has decided to terminate the Agreement due to a change in business strategy based on recent developments in the satellite communication industry. The termination will be effective on September 20, 2024.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 15, 2024, the Board of Directors of the Company elected to terminate the Independent Contractor with Rich Berliner as of October 31, 2024. Mr. Berliner will continue to serve as the Company’s CEO and Director and receive compensation through October 31, 2024.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

DIGITAL LOCATIONS, INC.

Date: August 26, 2024	By:	/s/ Rich Berliner
	Name:	Rich Berliner
	Title:	Chief Executive Officer